NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

Redcats USA
Pat Cross
Vice President, PR & Communications
Redcats USA
Pat.cross@redcatsusa.com
212-502-9315

ALLIANCE DATA SIGNS THE SPORTSMAN’S GUIDE AS NEW CLIENT, AND RENEWS AND EXPANDS OVERALL
RELATIONSHIP WITH TOP-FIVE CLIENT REDCATS USA

• Alliance Data Adds Redcats USA’s The Sportsman’s Guide as New Co-brand Client;

• Also Extends Private Label Credit Card Services for Redcats USA’s family of catalog brands and Expands Relationship to Now Include Co-brand Services

DALLAS, Texas, Feb. 15, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has signed 10-year agreements with Redcats USA to provide integrated credit and marketing services. Redcats USA is one of the largest multi-channel retailers in North America, mailing over 600 million catalogs annually. Redcats USA is a division of Redcats Group, a global leader in home shopping for apparel and home furnishing. With 17 brands in 28 countries, Redcats Group generated 2006 sales of €4.33 billion and is a PPR company. Alliance Data will provide services for Redcats USA under new 10-year agreements to include:

•	New client program — Alliance Data will now provide co-brand credit card services for new client The Sportsman’s Guide. The Sportsman’s Guide is a leading catalog and Internet brand offering quality name-brand outdoor gear and general merchandise.

•	Renewed agreement — Alliance Data will continue providing private label credit card services for the following Redcats USA brands: Woman Within, Roaman’s, Jessica London, KingSize, Chadwick’s, metrostyle, La Redoute, OneStopPlus.com, BrylaneHome and BrylaneHome Kitchen, BCO (Brylane Catalog Outlet) and CCO (Closeout Catalog Outlet). Redcats USA’s catalog and online brands offer a wide range of value and quality-driven merchandise categories, including missy apparel, men’s and women’s plus-size apparel, home and lifestyle products, and outdoor gear. Alliance Data has provided private label credit card services for Redcats USA since Alliance Data’s inception in 1996.

•	Expanded agreement – Alliance Data will now also provide co-brand credit card services that will supplement the above existing private label credit card programs.

The services Alliance Data will continue to provide include: account acquisition and activation, receivables funding, credit authorization, card issuance, statement generation, direct mail and email marketing services, remittance processing, marketing and customer service functions. The co-brand credit card programs will complement Redcats USA’s existing private label credit card programs, providing select customer segments with an alternate card choice for making purchases. As is consistent with the private label credit card programs, the co-brand offering will be targeted to customers that meet Alliance Data’s traditional credit quality standards.

“Due to the continued success of Alliance Data’s private label credit services on our business, we recognized the opportunity to further extend our brand and reach a larger customer base with a co-brand offering,” said Eric Faintreny, chief executive officer for Redcats USA. “Alliance Data’s credit and marketing solutions have played an important role in our catalog brands’ success, and the addition of co-brand credit cards will provide our customers with a broader range of purchasing options while helping drive sales. We look forward to extending our long-term relationship with Alliance Data, and using these solutions to continue building meaningful, profitable relationships with our customers.”

“We are pleased to renew these agreements and expand our relationship with Redcats USA to now include The Sportsman’s Guide,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Our integrated credit and marketing solutions, coupled with our extensive multi-channel expertise have played a direct role in helping to grow Redcats USA’s sales. By expanding its credit offering to include co-brand, Redcats USA will broaden the reach of its loyalty-building card programs by attracting a new segment of customers. With these credit and marketing services, we look forward to building upon Redcats USA’s marketing efforts to drive sales through proven customer acquisition and retention strategies.”

About Redcats USA

Redcats USA is a multi-channel home shopping leader with eleven well-known brands in its portfolio: Chadwick’s, metrostyle™, Woman Within, Jessica London, Roaman’s, La Redoute USA, KingSize, BrylaneHome, BrylaneHome Kitchen, The Sportsman’s Guide and The Golf Warehouse. Redcats USA offers a wide range of value and quality driven merchandise categories, including missy apparel, men’s and women’s plus-size apparel, home and lifestyle products, and outdoor gear.

Redcats USA is a division of Redcats Group, a global leader in Home Shopping for apparel and home furnishing. Drawing on a multichannel network combining catalogues, e-commerce and stores, Redcats generated 4.33 billion euros of sales in 2006 with 17 brands in 28 countries and a staff of 20,000 associates. International sales account for 52% of the total. Redcats is a PPR Company. For any further information: www.redcats.com.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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